Exhibit 99.1

OUTFRONT Media Reports Fourth Quarter And Full Year 2022 Results

Fourth Quarter Revenues of $494.7 million

Operating Income of $105.0 million

Net Income attributable to OUTFRONT Media Inc. of $59.2 million, $0.34 earnings per diluted share

Adjusted OIBDA of $153.7 million

AFFO attributable to OUTFRONT Media Inc. of $96.1 million

Quarterly dividend of $0.30 per share, payable March 31, 2023

NEW YORK, February 22, 2023 – OUTFRONT Media Inc. (NYSE: OUT) today reported results for the quarter and full year ended December 31, 2022.

“Our fourth quarter results capped off another great year for OUTFRONT. In 2022, we grew revenues over 20%, Adjusted OIBDA nearly 40%, and added a record amount of digital inventory.” said Jeremy Male, Chairman and Chief Executive Officer of OUTFRONT Media. “We’re especially proud to have delivered such significant growth despite some headwinds created by the ongoing macroeconomic uncertainty. Looking forward, we believe we are in good position to continue growing revenues, Adjusted OIBDA, and AFFO in 2023.”

	Three Months Ended December 31,		Twelve Months Ended December 31,
$ in Millions, except per share amounts	2022	2021	2022	2021
Revenues	$494.7	$464.5	$1,772.1	$1,463.9
Organic revenues	490.5	462.7	1,761.1	1,460.5
Operating income	105.0	105.2	287.7	168.3
Adjusted OIBDA	153.7	151.1	472.4	340.3
Net income before allocation to non-controlling interests	59.5	71.5	149.1	36.4
Net income[1]	59.2	71.1	147.9	35.6
Net income per share[1,2,3]	$0.34	$0.41	$0.84	$0.05
Funds From Operations (FFO)[1]	103.0	111.2	325.2	195.1
Adjusted FFO (AFFO)[1]	96.1	111.0	311.3	205.1
Shares outstanding[3]	172.7	171.8	161.8	146.1
Notes: See exhibits for reconciliations of non-GAAP financial measures; 1) References to "Net income", "Net income per share", “FFO” and “AFFO” mean "Net income attributable to OUTFRONT Media Inc.", "Net income attributable to OUTFRONT Media Inc. per common share", “FFO attributable to OUTFRONT Media Inc.” and “AFFO attributable to OUTFRONT Media Inc.,” respectively; 2) “Per share” means per common share for diluted earnings per weighted average share; 3) Diluted weighted average shares outstanding.

Fourth Quarter 2022 Results

Consolidated
Reported revenues of $494.7 million increased $30.2 million, or 6.5%, for the fourth quarter of 2022 as compared to the same prior-year period. Organic revenues of $490.5 million increased $27.8 million, or 6.0%.

Reported billboard revenues of $377.5 million increased $23.5 million, or 6.6%, due to higher average revenue per display (yield) compared to the same prior-year period. Organic billboard revenues of $373.3 million increased $20.9 million, or 5.9%.

Reported transit and other revenues of $117.2 million increased $6.7 million, or 6.1%, due primarily to an increase in yield compared to the same prior-year period. Organic transit and other revenues of $117.2 million increased $6.9 million, or 6.3%.

Total operating expenses of $239.5 million increased $22.5 million, or 10.4%, due primarily to higher variable costs associated with higher billboard revenues and higher transit franchise expense.

Selling, General and Administrative expenses (“SG&A”) of $110.3 million increased $6.0 million, or 5.8%, due primarily to higher professional fees and higher compensation-related costs.

Adjusted OIBDA of $153.7 million increased $2.6 million, or 1.7%.

Segment Results

U.S. Media
Reported revenues of $469.2 million increased $30.6 million, or 7.0%, due to higher average revenue per display (yield) compared to the same prior-year period. Billboard revenues increased 7.4% and Transit and other revenues increased 5.7% for the same reason. Organic revenues increased $26.4 million, or 6.0%.

Operating expenses increased $22.9 million, or 11.3%, due primarily to higher variable costs associated with higher billboard revenues and higher transit franchise expense. The increase in transit franchise expense was driven primarily by higher transit franchise expenses paid to the New York Metropolitan Transportation Authority (the “MTA”).

SG&A expenses increased $5.3 million, or 7.2%, due primarily to higher professional fees and higher compensation-related costs.

Adjusted OIBDA of $163.7 million increased $2.4 million, or 1.5%.

Other
Reported revenues of $25.5 million decreased $0.4 million, or 1.5%, due primarily to foreign exchange headwinds related to the Canadian Dollar, partially offset by higher revenues in Canada. Organic revenues increased $1.4 million, or 5.8%, due primarily to an increase in yield compared to the same prior-year period, as we have experienced an increase in demand for our services.

Operating expenses decreased $0.4 million, or 2.9%, due again due to changes in foreign exchange rates.

SG&A expenses decreased $0.4 million, or 6.3%, driven primarily by changes in foreign exchange rates.

Adjusted OIBDA of $6.4 million increased $0.4 million, or 6.7%.

Corporate
Corporate costs, excluding stock-based compensation, increased $0.2 million, or 1.2%, to $16.4 million, due primarily to higher compensation-related expenses.

Full Year 2022 Results

Consolidated
Reported revenues of $1,772.1 million increased $308.2 million, or 21.1%, for the year December 31, 2022 as compared to the same prior-year period. Organic revenues of $1,761.1 million increased $300.6 million, or 20.6%.

Reported billboard revenues of $1,384.7 million increased $202.4 million, or 17.1%, due to higher average revenue per display (yield) compared to the same prior-year period, as we have experienced an increase in demand for our services, and due to the impact of acquisitions. Organic billboard revenues increased 16.5%.

Reported transit and other revenues of $387.4 million increased $105.8 million, or 37.6%, due to higher average revenue per display (yield) compared to the same prior-year period, as we have experienced an increase in demand for our services, partially offset by the loss of a transit franchise contract. Organic transit and other revenues increased $106.3 million, or 37.8%.

Total operating expenses of $911.4 million increased $127.4 million, or 16.3%, due primarily to higher billboard and transit revenue and higher guaranteed minimum annual payments to the MTA.

SG&A expenses of $422.1 million increased $53.9 million, or 14.6%, primarily due to higher compensation-related costs, including commissions and salaries, driven by both business performance improvements during the period and the impact of COVID-19 on the prior year, a higher provision for doubtful accounts, increased post-pandemic travel resulting in higher travel and entertainment expenses, and higher professional fees, partially offset by the impact of market fluctuations on an unfunded equity-linked retirement plan offered by the Company to certain employees.

Adjusted OIBDA of $472.4 million increased $132.1 million, or 38.8%.

Segment Results

U.S. Media
Reported revenues of $1,673.9 million increased $291.9 million, or 21.1%, due to higher average revenue per display (yield) compared to the same prior-year period. Organic billboard revenues increased 16.3% and organic transit and other revenues increased 37.3%. Organic revenues of $1,662.9 million, increased $280.9 million, or 20.3%.

Operating expenses increased $123.2 million, or 16.8%, due primarily to higher transit franchise expense and billboard lease costs associated with the increase in revenue, higher minimum guarantee payments to the MTA, and other various costs associated with greater business activity.

SG&A expenses increased $50.4 million, or 19.0%, due primarily to higher compensation-related costs including commissions and salaries, a higher provision for doubtful accounts, increased business travel resulting from higher travel and entertainment costs and higher professional fees, partially offset by the impact of market fluctuations on an equity-linked retirement plan offered by the company to certain employees.

Adjusted OIBDA of $501.2 million increased $118.3 million, or 30.9%.

Other
Reported revenues of $98.2 million increased $16.3 million, or 19.9%, due primarily to higher average revenue per display (yield) in our Canada business. Organic revenues increased $19.7 million, or 25.1%.

Operating expenses increased $4.2 million, or 8.3%, driven by increases in variable costs associated with higher revenues in our Canada business.

SG&A expenses increased $1.9 million, or 9.2%, driven primarily by higher expenses in Canada.

Adjusted OIBDA of $20.6 million increased $10.2 million from $10.4 million in 2021.

Corporate
Corporate costs, excluding stock-based compensation, decreased $3.6 million, or 6.8%, primarily due to the impact of market fluctuations on an unfunded equity-linked retirement plan offered by the company to certain employees.

Interest Expense
Net interest expense in the fourth quarter of 2022 was $35.9 million, including amortization of deferred financing costs of $1.6 million, as compared to $31.9 million in the same prior-year period, including amortization of deferred financing costs of $1.6 million. The increase was due primarily to higher interest rates compared to the same prior-year period, partially offset by the impact of interest rate swaps in the fourth quarter of 2021. The weighted average cost of debt at December 31, 2022 was 5.2% compared to 4.3% in the prior-year period.

Income Taxes
The income tax provision increased $8.0 million in the fourth quarter of 2022 as compared to the same prior-year period. This increase is primarily related to the recording of a valuation allowance against our U.S. taxable real estate investment trust subsidiary’s deferred tax assets in the fourth quarter of 2022. Cash paid for income taxes in the year ended December 31, 2022 was $3.3 million.

Net Income Attributable to OUTFRONT Media Inc.
Net income attributable to OUTFRONT Media Inc. was $59.2 million in the fourth quarter of 2022, which decreased $11.9 million, or 16.7%, compared to the same prior-year period. Diluted weighted average shares outstanding were 172.7 million for the fourth quarter of 2022 and 171.8 million for the same prior-year period. Net income attributable to OUTFRONT Media Inc. per common share for diluted earnings per weighted average share was $0.34 for the fourth quarter of 2022 as compared to $0.41 in the same prior-year period.

FFO & AFFO
FFO attributable to OUTFRONT Media Inc. was $103.0 million in the fourth quarter of 2022, a decrease of $8.2 million, or 7.4%, from the same prior-year period, driven primarily by a decrease in net income, partially offset by higher amortization. AFFO attributable to OUTFRONT Media Inc. was $96.1 million in the fourth quarter of 2022, a decrease of $14.9 million, or 13.4%, from the same prior-year period due primarily to the impact of the non-cash effect of straight-line rent related to the acquisition of billboard leases, partially offset by lower maintenance capital expenditures and higher amortization.

Cash Flow & Capital Expenditures
Net cash flow provided by operating activities of $254.1 million for the year ended December 31, 2022 increased $155.3 million, or 157.2%, compared to $98.8 million during the same prior-year period, primarily due to higher net income. Total capital expenditures increased 21.7% to $89.8 million for the year ended December 31, 2022, compared to the same prior-year period.

Dividends
In the year ended December 31, 2022, we paid cash dividends of $205.8 million, including $196.9 million on our common stock and vested restricted share units granted to employees, $0.1 million on our Class A equity interests of a subsidiary that controls our Canadian business, and $8.8 million on our Series A Convertible Perpetual Preferred Stock (the “Series A Preferred Stock”). We announced on February 22, 2023, that our board of directors has approved a quarterly cash dividend on our common stock of $0.30 per share payable on March 31, 2023, to stockholders of record at the close of business on March 3, 2023.

Balance Sheet and Liquidity
As of December 31, 2022, our liquidity position included unrestricted cash of $40.4 million and $493.6 million of availability under our $500.0 million revolving credit facility, net of $6.4 million of issued letters of credit against the letter of credit facility sublimit under the revolving credit facility and $120.0 million of additional availability under our accounts receivable securitization facility.  During the three months ended December 31, 2022, no shares of our common stock were sold under our at-the-market equity offering program, of which $232.5 million remains available. As of December 31, 2022, the maximum number of shares of our common stock that could be required to be issued on conversion of the outstanding shares of the Series A Preferred Stock was approximately 7.8 million shares. Total indebtedness as of December 31, 2022 was $2.7 billion, excluding $22.6 million of deferred financing costs, and includes a $600.0 million term loan, $2.1 billion of senior unsecured notes, net of discount, and $30.0 million of borrowings under our accounts receivable securitization facility.

Conference Call
We will host a conference call to discuss the results on February 22, 2023 at 4:30 p.m. Eastern Time. The conference call numbers are 866-580-3963 (U.S. callers) and 786-697-3501 (International callers) and the password for both is Outfront. Live and replay versions of the conference call will be webcast in the Investor Relations section of our website, www.outfront.com.

Supplemental Materials
In addition to this press release, we have provided a supplemental investor presentation which can be viewed on our website, www.outfront.com.

About OUTFRONT Media Inc.
OUTFRONT leverages the power of technology, location and creativity to connect brands with consumers outside of their homes through one of the largest and most diverse sets of billboard, transit, and mobile assets in North America. Through its technology platform, OUTFRONT will fundamentally change the ways advertisers engage audiences on-the-go.

Contacts:

Investors	Media
Stephan Bisson	Courtney Richards
Investor Relations	PR & Events Specialist
(212) 297-6573	(646) 876-9404
stephan.bisson@outfront.com	courtney.richards@outfront.com

Non-GAAP Financial Measures
In addition to the results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) provided throughout this document, this document and the accompanying tables include non-GAAP financial measures as described below. We calculate organic revenues as reported revenues excluding revenues associated with a significant acquisition and the impact of foreign currency exchange rates (“non-organic revenues”). We provide organic revenues to understand the underlying growth rate of revenue excluding the impact of non-organic revenue items. Our management believes organic revenues are useful to users of our financial data because it enables them to better understand the level of growth of our business period to period. We calculate and define "Adjusted OIBDA" as operating income (loss) before depreciation, amortization, net (gain) loss on dispositions, stock-based compensation, restructuring charges and an impairment charge. We calculate Adjusted OIBDA margin by dividing Adjusted OIBDA by total revenues. Adjusted OIBDA and Adjusted OIBDA margin are among the primary measures we use for managing our business, evaluating our operating performance and planning and forecasting future periods, as each is an important indicator of our operational strength and business performance. Our management believes users of our financial data are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in managing, planning and executing our business strategy. Our management also believes that the presentations of Adjusted OIBDA and Adjusted OIBDA margin, as supplemental measures, are useful in evaluating our business because eliminating certain non-comparable items highlight operational trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. It is management’s opinion that these supplemental measures provide users of our financial data with an important perspective on our operating performance and also make it easier for users of our financial data to compare our results with other companies that have different financing and capital structures or tax rates. When used herein, references to “FFO” and “AFFO” mean “FFO attributable to OUTFRONT Media Inc.” and “AFFO attributable to OUTFRONT Media Inc.,” respectively. We calculate FFO in accordance with the definition established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO reflects net income (loss) attributable to OUTFRONT Media Inc. adjusted to exclude gains and losses from the sale of real estate assets, depreciation and amortization of real estate assets, amortization of direct lease acquisition costs and the same adjustments for our equity-based investments and non-controlling interests, as well as the related income tax effect of adjustments, as applicable. We calculate AFFO as FFO adjusted to include cash paid for direct lease acquisition costs as such costs are generally amortized over a period ranging from four weeks to one year and therefore are incurred on a regular basis. AFFO also includes cash paid for maintenance capital expenditures since these are routine uses of cash that are necessary for our operations. In addition, AFFO excludes restructuring charges and losses on extinguishment of debt, as well as certain non-cash items, including non-real estate depreciation and amortization, a gain on disposition of non-real estate assets, an impairment charge on non-real estate assets, stock-based compensation expense, accretion expense, the non-cash effect of straight-line rent, amortization of deferred financing costs and the same adjustments for our non-controlling interests, along with the non-cash portion of income taxes, and the related income tax effect of adjustments, as applicable. We use FFO and AFFO measures for managing our business and for planning and forecasting future periods, and each is an important indicator of our operational strength and business performance, especially compared to other real estate investment trusts ("REITs"). Our management believes users of our financial data are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in managing, planning and executing our business strategy. Our management also believes that the presentations of FFO and AFFO, as supplemental measures, are useful in evaluating our business because adjusting results to reflect items that have more bearing on the operating performance of REITs highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. It is management’s opinion that these supplemental measures provide users of our financial data with an important perspective on our operating performance and also make it easier to compare our results to other companies in our industry, as well as to REITs. Since organic revenues, Adjusted OIBDA, Adjusted OIBDA margin, FFO and AFFO are not measures calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, revenues, operating income (loss) and net income (loss) attributable to OUTFRONT Media Inc., the most directly comparable GAAP financial measures, as indicators of operating performance. These measures, as we calculate them, may not be comparable to similarly titled measures employed by other companies. In addition, these measures do not necessarily represent funds available for discretionary use and are not necessarily a measure of our ability to fund our cash needs.

Please see Exhibits 4-6 of this release for a reconciliation of the above non-GAAP financial measures to the most directly comparable GAAP financial measures.

Cautionary Statement Regarding Forward-Looking Statements
We have made statements in this document that are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “could,” “would,” “may,” “might,” “will,” “should,” “seeks,” “likely,” “intends,” “plans,” “projects,” “predicts,” “estimates,” “forecast” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions related to our capital resources, portfolio performance and results of operations. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and may not be able to be realized. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: declines in advertising and general economic conditions, including the current heightened levels of inflation; the severity and duration of pandemics, and the impact on our business, financial condition and results of operations; competition; government regulation; our ability to implement our digital display platform and deploy digital advertising displays to our transit franchise partners; losses and costs resulting from recalls and product liability, warranty and intellectual property claims; our ability to obtain and renew key municipal contracts on favorable terms; taxes, fees and registration requirements; decreased government compensation for the removal of lawful billboards; content-based restrictions on outdoor advertising; seasonal variations; acquisitions and other strategic transactions that we may pursue could have a negative effect on our results of operations; dependence on our management team and other key employees; diverse risks in our Canadian business; experiencing a cybersecurity incident; changes in regulations and consumer concerns regarding privacy, information security and data, or any failure or perceived failure to comply with these regulations or our internal policies; asset impairment charges for our long-lived assets and goodwill; environmental, health and safety laws and regulations; expectations relating to environmental, social and governance considerations; our substantial indebtedness; restrictions in the agreements governing our indebtedness; incurrence of additional debt; interest rate risk exposure from our variable-rate indebtedness; our ability to generate cash to service our indebtedness; cash available for distributions; hedging transactions; the ability of our board of directors to cause us to issue additional shares of stock without common stockholder approval; certain provisions of Maryland law may limit the ability of a third party to acquire control of us; our rights and the rights of our stockholders to take action against our directors and officers are limited; our failure to remain qualified to be taxed as a REIT; REIT distribution requirements; availability of external sources of capital; we may face other tax liabilities even if we remain qualified to be taxed as a REIT; complying with REIT requirements may cause us to liquidate investments or forgo otherwise attractive investments or business opportunities; our ability to contribute certain contracts to a taxable REIT subsidiary (“TRS”); our planned use of TRSs may cause us to fail to remain qualified to be taxed as a REIT; REIT ownership limits; complying with REIT requirements may limit our ability to hedge effectively; failure to meet the REIT income tests as a result of receiving non-qualifying income; the Internal Revenue Service may deem the gains from sales of our outdoor advertising assets to be subject to a 100% prohibited transaction tax; establishing operating partnerships as part of our REIT structure; and other factors described in our filings with the Securities and Exchange Commission (the "SEC"), including but not limited to the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 24, 2022. All forward-looking statements in this document apply as of the date of this document or as of the date they were made and, except as required by applicable law, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors of new information, data or methods, future events or other changes.

EXHIBITS

Exhibit 1: CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) See Notes on Page 16

	Three Months Ended		Year Ended
	December 31,		December 31,
(in millions, except per share amounts)	2022	2021	2022	2021
Revenues:
Billboard	$377.5	$354.0	$1,384.7	$1,182.3
Transit and other	117.2	110.5	387.4	281.6
Total revenues	494.7	464.5	1,772.1	1,463.9
Expenses:
Operating	239.5	217.0	911.4	784.0
Selling, general and administrative	110.3	104.3	422.1	368.2
Net (gain) loss on dispositions	0.1	(0.9)	0.2	(4.5)
Impairment charge	—	2.5	—	2.5
Depreciation	18.8	19.8	77.4	79.4
Amortization	21.0	16.6	73.3	66.0
Total expenses	389.7	359.3	1,484.4	1,295.6
Operating income	105.0	105.2	287.7	168.3
Interest expense, net	(35.9)	(31.9)	(131.8)	(130.4)
Loss on extinguishment of debt	—	—	—	(6.3)
Other income (loss), net	0.1	—	(0.2)	—
Income before benefit (provision) for income taxes and equity in earnings of investee companies	69.2	73.3	155.7	31.6
Benefit (provision) for income taxes	(10.6)	(2.6)	(9.4)	3.4
Equity in earnings of investee companies, net of tax	0.9	0.8	2.8	1.4
Net income before allocation to non-controlling interests	59.5	71.5	149.1	36.4
Net income attributable to non-controlling interests	0.3	0.4	1.2	0.8
Net income attributable to OUTFRONT Media Inc.	$59.2	$71.1	$147.9	$35.6

Net income attributable to OUTFRONT Media Inc. per common share:
Basic	$0.35	$0.44	$0.84	$0.05
Diluted	$0.34	$0.41	$0.84	$0.05

Weighted average shares outstanding:
Basic	164.1	145.6	161.1	145.4
Diluted	172.7	171.8	161.8	146.1

Exhibit 2: CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited) See Notes on Page 16

	As of
(in millions)	December 31, 2022	December 31, 2021
Assets:
Current assets:
Cash and cash equivalents	$40.4	$424.8
Receivables, less allowances of $20.2 in 2022 and $18.5 in 2021	315.5	310.5
Prepaid lease and franchise costs	9.1	12.5
Other prepaid expenses	19.8	17.8
Other current assets	5.6	11.7
Total current assets	390.4	777.3
Property and equipment, net	699.8	647.9
Goodwill	2,076.4	2,077.8
Intangible assets	858.5	614.9
Operating lease assets	1,562.6	1,485.5
Prepaid MTA equipment deployment costs	363.2	279.8
Other assets	39.1	41.5
Total assets	$5,990.0	$5,924.7

Liabilities:
Current liabilities:
Accounts payable	$65.4	$64.9
Accrued compensation	68.0	74.5
Accrued interest	31.1	30.7
Accrued lease and franchise costs	64.9	60.1
Other accrued expenses	47.6	40.3
Deferred revenues	35.3	30.9
Short-term debt	30.0	—
Short-term operating lease liabilities	188.1	187.5
Other current liabilities	21.2	18.8
Total current liabilities	551.6	507.7
Long-term debt, net	2,626.0	2,620.6
Deferred income tax liabilities, net	15.2	17.2
Asset retirement obligation	37.8	36.4
Operating lease liabilities	1,369.0	1,308.4
Other liabilities	41.2	43.9
Total liabilities	4,640.8	4,534.2

Preferred stock (2022 - 50.0 shares authorized, and 0.1 shares of Series A Preferred Stock issued and outstanding; 2021 - 50.0 shares authorized, and 0.4 shares of Series A Preferred Stock issued and outstanding)	119.8	383.4

Commitments and contingencies

Stockholders’ equity:
Common stock 2022 - 450.0 shares authorized, and 164.2 shares issued and outstanding; 2021 - 450.0 shares authorized, and 145.6 shares issued or outstanding)	1.6	1.5
Additional paid-in capital	2,416.3	2,119.0
Distribution in excess of earnings	(1,183.4)	(1,122.0)
Accumulated other comprehensive loss	(9.1)	(4.4)
Total stockholders’ equity	1,225.4	994.1
Non-controlling interests	4.0	13.0
Total equity	1,349.2	1,390.5
Total liabilities and equity	$5,990.0	$5,924.7

Exhibit 3: CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) See Notes on Page 16

	Year Ended
	December 31,
(in millions)	2022	2021
Operating activities:
Net income attributable to OUTFRONT Media Inc.	$147.9	$35.6
Adjustments to reconcile net income to net cash flow provided by operating activities:
Net income attributable to non-controlling interests	1.2	0.8
Depreciation and amortization	150.7	145.4
Deferred tax (benefit) provision	4.7	(4.7)
Stock-based compensation	33.8	28.6
Provision (recovery) for doubtful accounts	4.9	(4.0)
Accretion expense	2.8	2.7
Net (gain) loss on dispositions	0.2	(4.5)
Impairment charge	—	2.5
Loss on extinguishment of debt	—	6.3
Equity in earnings of investee companies, net of tax	(2.8)	(1.4)
Distributions from investee companies	1.9	0.7
Amortization of deferred financing costs and debt discount and premium	6.5	7.1
Change in assets and liabilities, net of investing and financing activities:
Increase in receivables	(11.2)	(94.6)
Increase in prepaid MTA equipment deployment costs	(83.4)	(75.2)
Decrease in prepaid expenses and other current assets	6.0	15.0
Increase (decrease) in accounts payable and accrued expenses	(0.3)	38.9
Increase (decrease) in operating lease assets and liabilities	(15.4)	0.4
Increase in deferred revenues	4.5	1.4
Increase (decrease) in income taxes	1.3	(0.4)
Other, net	0.8	(1.8)
Net cash flow provided by operating activities	254.1	98.8

Investing activities:
Capital expenditures	(89.8)	(73.8)
Acquisitions	(353.9)	(136.5)
MTA franchise rights	(6.8)	(16.5)
Proceeds from dispositions	1.3	2.8
Investment in investee companies	(0.3)	—
Net cash flow used for investing activities	(449.5)	(224.0)

Financing activities:
Proceeds from long-term debt borrowings	—	500.0
Repayments of long-term debt borrowings	—	(500.0)
Proceeds from borrowings under short-term debt facilities	30.0	—
Repayments of borrowings under short-term debt facilities	—	(80.0)
Payments of deferred financing costs	(0.4)	(7.3)
Payments of debt extinguishment charges	—	(4.7)
Taxes withheld for stock-based compensation	(11.8)	(9.0)
Dividends	(205.8)	(57.5)
Other	—	(3.7)
Net cash flow used for financing activities	(188.0)	(162.2)

Exhibit 3: CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(Unaudited) See Notes on Page 16

	Year Ended
	December 31,
(in millions)	2022	2021
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1.0)	0.2
Net decrease in cash, cash equivalents and restricted cash	(384.4)	(287.2)
Cash, cash equivalents and restricted cash at beginning of year	424.8	712.0
Cash, cash equivalents and restricted cash at end of year	$40.4	$424.8

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$3.3	$1.7
Cash paid for interest	126.3	117.8

Non-cash investing and financing activities:
Accrued purchases of property and equipment	$8.4	$3.2
Accrued MTA franchise rights	3.1	4.5

Exhibit 4: SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited) See Notes on Page 16

	Three Months Ended December 31, 2022
(in millions, except percentages)	U.S. Media	Other	Corporate	Consolidated
Revenues:
Billboard	$358.0	$19.5	$—	$377.5
Transit and other	111.2	6.0	—	117.2
Total revenues	$469.2	$25.5	$—	$494.7
Organic revenues(a)
Billboard	$353.8	$19.5	$—	$373.3
Transit and other	111.2	6.0	—	117.2
Total organic revenues(a)	$465.0	$25.5	$—	$490.5
Non-organic revenues(b):
Billboard	$4.2	$—	$—	$4.2
Transit and other	—	—	—	—
Total non-organic revenues(b)	$4.2	$—	$—	$4.2

Operating income (loss)	$127.1	$3.1	$(25.2)	$105.0
Net loss on dispositions	0.1	—	—	0.1
Depreciation and amortization	36.5	3.3	—	39.8
Stock-based compensation	—	—	8.8	8.8
Adjusted OIBDA	$163.7	$6.4	$(16.4)	$153.7

Adjusted OIBDA margin	34.9%	25.1%	*	31.1%

Capital expenditures	$21.3	$1.9	$—	$23.2

	Three Months Ended December 31, 2021
(in millions, except percentages)	U.S. Media	Other	Corporate	Consolidated
Revenues:
Billboard	$333.4	$20.6	$—	$354.0
Transit and other	105.2	5.3	—	110.5
Total revenues	$438.6	$25.9	$—	$464.5
Organic revenues(a)
Billboard	$333.4	$19.0	$—	$352.4
Transit and other	105.2	5.1	—	110.3
Total organic revenues(a)	$438.6	$24.1	$—	$462.7
Non-organic revenues(b):
Billboard	$—	$1.6	$—	$1.6
Transit and other	—	0.2	—	0.2
Total non-organic revenues(b)	$—	$1.8	$—	$1.8

Operating income (loss)	$126.3	$3.0	$(24.1)	$105.2
Net gain on dispositions	(0.9)	—	—	(0.9)
Impairment charge	2.5	—	—	2.5
Depreciation and amortization	33.4	3.0	—	36.4
Stock-based compensation	—	—	7.9	7.9
Adjusted OIBDA	$161.3	$6.0	$(16.2)	$151.1

Adjusted OIBDA margin	36.8%	23.2%	*	32.5%

Capital expenditures	$30.0	$2.6	$—	$32.6

	Year Ended December 31, 2022
(in millions, except percentages)	U.S. Media	Other	Corporate	Consolidated
Revenues:
Billboard	$1,308.8	$75.9	$—	$1,384.7
Transit and other	365.1	22.3	—	387.4
Total revenues	$1,673.9	$98.2	$—	$1,772.1
Organic revenues(a)
Billboard	$1,297.8	$75.9	$—	$1,373.7
Transit and other	365.1	22.3	—	387.4
Total organic revenues(a)	$1,662.9	$98.2	$—	$1,761.1
Non-organic revenues(b):
Billboard	$11.0	$—	$—	$11.0
Transit and other	—	—	—	—
Total non-organic revenues(b)	$11.0	$—	$—	$11.0

Operating income (loss)	$363.0	$7.9	$(83.2)	$287.7
Net loss on dispositions	0.2	—	—	0.2
Depreciation and amortization	138.0	12.7	—	150.7
Stock-based compensation	—	—	33.8	33.8
Adjusted OIBDA	$501.2	$20.6	$(49.4)	$472.4

Adjusted OIBDA margin	29.9%	21.0%	*	26.7%

Capital expenditures	$85.4	$4.4	$—	$89.8

	Year Ended December 31, 2021
(in millions, except percentages)	U.S. Media	Other	Corporate	Consolidated
Revenues:
Billboard	$1,116.1	$66.2	$—	$1,182.3
Transit and other	265.9	15.7	—	281.6
Total revenues	$1,382.0	$81.9	$—	$1,463.9
Organic revenues(a)
Billboard	$1,116.1	$63.3	$—	$1,179.4
Transit and other	265.9	15.2	—	281.1
Total organic revenues(a)	$1,382.0	$78.5	$—	$1,460.5
Non-organic revenues(b):
Billboard	$—	$2.9	$—	$2.9
Transit and other	—	0.5	—	0.5
Total non-organic revenues(b)	$—	$3.4	$—	$3.4

Operating income (loss)	$248.5	$1.4	$(81.6)	$168.3
Net gain on dispositions	(1.5)	(3.0)	—	(4.5)
Impairment charge	2.5	—	—	2.5
Depreciation and amortization	133.4	12.0	—	145.4
Stock-based compensation	—	—	28.6	28.6
Adjusted OIBDA	382.9	10.4	(53.0)	340.3

Adjusted OIBDA margin	27.7%	12.7%	*	23.2%

Capital expenditures	$69.3	$4.5	$—	$73.8

Exhibit 5: SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES
(Unaudited) See Notes on Page 16

	Three Months Ended		Year Ended
	December 31,		December 31,
(in millions)	2022	2021	2022	2021
Net income attributable to OUTFRONT Media Inc.	$59.2	$71.1	$147.9	$35.6
Depreciation of billboard advertising structures	14.1	14.0	56.1	56.0
Amortization of real estate-related intangible assets	17.6	13.1	62.8	50.9
Amortization of direct lease acquisition costs	12.1	13.9	58.5	54.3
Net (gain) loss on disposition of real estate assets	0.1	(0.9)	0.2	(1.5)
Adjustment related to equity-based investments	—	0.1	—	0.1
Adjustment related to non-controlling interests	(0.1)	(0.1)	(0.3)	(0.3)
FFO attributable to OUTFRONT Media Inc.	$103.0	$111.2	$325.2	$195.1
Non-cash portion of income taxes	10.4	2.4	6.1	(5.9)
Cash paid for direct lease acquisition costs	(14.6)	(13.4)	(57.3)	(48.8)
Maintenance capital expenditures	(6.5)	(12.0)	(25.5)	(25.3)
Other depreciation	4.7	5.8	21.3	23.4
Other amortization	3.4	3.5	10.5	15.1
Gain on disposition of non-real estate assets(c)	—	—	—	(3.0)
Impairment charge on non-real estate assets(d)	—	2.5	—	2.5
Stock-based compensation	8.8	7.9	33.8	28.6
Non-cash effect of straight-line rent	(15.4)	0.8	(12.1)	6.5
Accretion expense	0.7	0.7	2.8	2.7
Amortization of deferred financing costs	1.6	1.6	6.5	7.1
Loss on extinguishment of debt	—	—	—	6.3
Income tax effect of adjustments(e)	—	—	—	0.8
AFFO attributable to OUTFRONT Media Inc.	$96.1	$111.0	$311.3	$205.1

Exhibit 6: SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES
(Unaudited) See Notes on Page 16

	Three Months Ended		Year Ended
	December 31,		December 31,
(in millions)	2022	2021	2022	2021
Adjusted OIBDA	$153.7	$151.1	$472.4	$340.3
Interest expense, net, less amortization of deferred financing fees	(34.3)	(30.3)	(125.3)	(123.3)
Cash paid for income taxes	(0.2)	(0.2)	(3.3)	(1.7)
Direct lease acquisition costs	(2.5)	0.5	1.2	5.5
Maintenance capital expenditures	(6.5)	(12.0)	(25.5)	(25.3)
Equity in earnings of investee companies, net of tax	0.9	0.8	2.8	1.4
Adjustment related to equity-based investments	—	0.1	—	0.1
Non-cash effect of straight-line rent	(15.4)	0.8	(12.1)	6.5
Accretion expense	0.7	0.7	2.8	2.7
Other income (loss), net	0.1	—	(0.2)	—
Adjustment related to non-controlling interests	(0.4)	(0.5)	(1.5)	(1.1)
AFFO attributable to OUTFRONT Media Inc.	$96.1	$111.0	$311.3	$205.1

Exhibit 7: OPERATING EXPENSES
(Unaudited) See Notes on Page 16

	Three Months Ended			Year Ended
(in millions, except	December 31,		%	December 31,		%
percentages)	2022	2021	Change	2022	2021	Change
Operating expenses:
Billboard property lease	$120.5	$108.0	11.6%	$454.7	$404.6	12.4%
Transit franchise	62.4	52.3	19.3	235.3	183.4	28.3
Posting, maintenance and other	56.6	56.7	(0.2)	221.4	196.0	13.0
Total operating expenses	$239.5	$217.0	10.4	$911.4	$784.0	16.3

Exhibit 8: EXPENSES BY SEGMENT
(Unaudited) See Notes on Page 16

	Three Months Ended			Year Ended
(in millions, except	December 31,		%	December 31,		%
percentages)	2022	2021	Change	2022	2021	Change
U.S. Media:
Operating expenses	$226.3	$203.4	11.3%	$856.4	$733.2	16.8%
SG&A expenses	79.2	73.9	7.2	316.3	265.9	19.0

Other:
Operating expenses	13.2	13.6	(2.9)	55.0	50.8	8.3
SG&A expenses	5.9	6.3	(6.3)	22.6	20.7	9.2

NOTES TO EXHIBITS

(a)Organic revenues exclude revenues associated with a significant acquisition and the impact of foreign currency exchange rates (“non-organic revenues”).
(b)In the three and twelve months ended December 31, 2022, non-organic revenues reflect the impact of a significant acquisition. In the three and twelve months ended December 31, 2021, non-organic revenues reflect the impact of foreign currency exchange rates.
(c)Gain related to the sale of all of our equity interests in certain of our subsidiaries, which held all of the assets of our Sports Marketing operating segment.
(d)Impairment charge relates to an other-than-temporary decline in fair value of a cost-method investment.
(e)Income tax effect related to a gain on disposition of non-real estate assets.

* Calculation not meaningful